UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33480 (Commission File Number)	33-0968580 (IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                           Regulation FD Disclosure.

Statement about the Accounting Impact of our Series I Warrants on the Third Quarter of 2009.

In June 2008, the Emerging Issues Task Force reached a consensus in EITF No. 07-5, Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock “EITF 07-5”.  The Company’s Series I Warrants, issued in November 2008, are subject to the guidance in EITF 07-5.  As a result of this guidance, beginning January 1, 2009 (the effective date of EITF 07-5), the Company has accounted for the Series I Warrants as a derivative under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which requires the Company to mark-to-market the Series I Warrants at the end of each period. The Company uses a Monte Carlo simulation model to value the Series I Warrants, which requires the Company to make estimates regarding risk-free interest rates, the volatility of its stock price, and its anticipated dividend yield.  During the third quarter of 2009, the Company anticipates that it will record a non-cash charge of approximately $15.4 million related to valuing the Series I Warrants.  The increased charge over prior quarters in 2009 is primarily the result of the Company’s increased stock price during the period.  For more information about the accounting treatment of our Series I Warrants, refer to the notes 18 and 19 of our consolidated financial statements contained in our Form 10-Q for the quarter ended June 30, 2009.

Special Note Regarding Forward-Looking Statements.

Certain statements in this current report on Form 8-K may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statement regarding the Company’s anticipated charge for the third quarter of 2009 related to valuation of the Series I Warrants. Forward-looking statements are based upon current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended December 31, 2008 and Part II, Item 1A of our Form 10-Q for the quarterly period ended June 30, 2009.  These forward-looking statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Words such as “anticipate,” “expects,” “intends,” “plans,” “projects,’ “believes,” “estimates,” and similar expressions are used to identify these forward looking statements, but their absence does not mean that a statement is not forward-looking.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2009		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer